Exhibit 10.26
CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT. THE OMITTED MATERIAL HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.
STOCK ISSUANCE AGREEMENT
     This STOCK ISSUANCE AGREEMENT (the “Agreement”) is made as of the tenth day of December, 2008 (the “Effective Date”), by and between Santarus, Inc., a Delaware corporation (the “Company”), and Cosmo Technologies Limited, an Irish corporation (“Investor”). Any capitalized terms not defined in this Agreement shall have the meanings given to them in that certain License Agreement between the Company and Investor dated as of the Effective Date (the “License Agreement”).
     THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Issuance of Shares.
          1.1 Issuance of Shares. Subject to the terms and conditions of this Agreement, in consideration of the execution and delivery of that certain License Agreement, the Company agrees to issue to Investor:
               (a) at the Initial Closing, six million (6,000,000) shares (the “Initial Shares”) of the Company’s Common Stock, par value $0.0001 per share (“Common Stock”); and
               (b) subject to the conditions and limitations set forth in Section 1.2 below, at each Milestone Closing, the number of shares of Common Stock (in each case, the “Milestone Shares”) equal to the Milestone Payment (as defined below) then due divided by one hundred percent (100%) of the average daily closing price of the Common Stock reported by the Nasdaq Global Market for the thirty (30) consecutive trading days ending on the day immediately prior to the achievement of the applicable Milestone Event rounded to the lower full share amount with the fraction paid in cash. The Initial Shares and the Milestone Shares are collectively referred to herein as the “Shares.”

          1.2 Milestone Shares. At the election of Investor (such election to be made within thirty (30) days from the receipt by Investor of notice that a Milestone Event has occurred), each Regulatory Milestone and Commercial Milestone shall be paid in shares of Common Stock. Notwithstanding the foregoing, the Company shall not be obliged to issue Milestone Shares to Investor at the occurrence of a Milestone Event if either:
          (a) the aggregate number of Shares issued to Investor (including the Initial Shares), as a result of cumulative election by Investor, shall exceed 10.300.000 shares; or
          (b) such issuance could reduce the amount of the Company’s accumulated net operating losses deductible for tax purposes against future earnings (Internal Revenue Code Section 382) in excess of USD [***] ([***] dollars), as determined by the Company.
     If the Company is not obligated to issue Milestone Shares to Investor at the occurrence of a Milestone Event as a result of (a) or (b) above, the Company shall pay such Milestone in cash by means of wire transfer on the account designated by Investor within ten (10) working days after receipt by the Company of notice of Investor’s election.
          1.3 Closings.
               (a) The initial closing for the issuance of the Initial Shares shall take place at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California, three (3) working days following the Effective Date, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are designated as the “Initial Closing”).
               (b) The closings for the issuance of any Milestone Shares shall take place at the offices of Latham & Watkins LLP, 12636 High Bluff Drive, Suite 400, San Diego, California, ten (10) working days following receipt by the Company from the Investor of its election to receive the Milestone Payment in the form of the Milestone Shares, or at such other time and place as the Company and Investor mutually agree upon orally or in writing (which time and place are

***	Certain information on this page has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

designated as a “Milestone Closing” and together with the Initial Closing, a “Closing”).
               (c) At each Closing, the Company shall deliver to Investor a certificate representing the Initial Shares or the Milestone Shares, as the case may be. No cash consideration is payable by the Investor in connection with the issuance of any Shares.
          1.4 Registration Rights Agreement. In connection with the issuance of the Shares, the Company and Investor have entered into a Registration Rights Agreement dated as of the Effective Date, providing for the registration for resale of the Initial Shares and, when and if issued, the Milestone Shares (the “Registration Rights Agreement”).
     2. Representations and Warranties of the Company. The Company hereby represents and warrants to Investor that:
          2.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify as the case may be, would not reasonably be expected, individually or in the aggregate, to (i) materially and adversely affect the legality, validity or enforceability of this Agreement, (ii) have or result in a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) materially and adversely impair the Company’s ability to perform fully on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), a ”Material Adverse Effect”). The Company has no subsidiaries. The Company is not in violation of any of the provisions of its certificate of incorporation or bylaws.
          2.2 Authorization. The Company has all requisite corporate power and authority (i) to execute, deliver and perform its obligations under this Agreement; (ii) to issue the Shares in the manner and for the purpose contemplated by this Agreement, and (iii) to execute, deliver and perform its obligations under all other agreements and instruments executed and delivered by it pursuant to or in connection with this Agreement. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of the Company hereunder and the authorization, issuance (or reservation for issuance) and delivery of the Shares has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
          2.3 Valid Issuance of Securities. The Shares which are being issued hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable, free and clear of all liens, charges, claims, security interests or encumbrances (except as set forth herein) and shall not be subject to preemptive or similar rights of stockholders, and, based in part upon the representations of Investor in this Agreement, the Shares will be issued in compliance with all applicable federal and state securities laws.
          2.4. No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Company of the transactions contemplated hereby do not, and will not, (i) conflict with or violate any provision of the Company’s certificate of incorporation or bylaws, (ii) conflict with, or constitute a default under any material agreement to which the Company is a party or by which any material property or asset of the Company is bound, except to the extent that such conflict, violation or default (A) could not reasonably be expected to have a Material Adverse Effect or (B) is waived pre-Closing, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject, or by which any material property or asset of the Company is bound, except to the extent that such violation could not reasonably be expected to have a Material Adverse Effect. The Company has reserved from its duly authorized capital stock the maximum number of Shares.
          2.5 Capitalization. The capitalization of the Company as of September 30, 2008, is as set forth in the most recent applicable SEC Report (as defined below), increased as set forth in the next sentence. The Company has not issued any capital stock since that date other than pursuant to (i) employee and director benefit option or stock purchase plans disclosed in the SEC Reports, or (ii) outstanding warrants, options or other securities disclosed in the SEC Reports. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable and have been issued in compliance with all federal and state securities laws.
          2.6 Absence of Litigation. Except as disclosed in the Company’s SEC Reports, there is no action, suit, claim, or proceeding, or, to the Company’s knowledge, inquiry or investigation, before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company that could have a Material Adverse Effect.
          2.7 SEC Reports; Financial Statements. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the twelve months preceding the date hereof (the foregoing materials (together with any materials filed by the Company under the Exchange Act and the Securities Act of 1933, as amended (the “Securities Act”), whether or not required) being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Securities and Exchange Commission (the “SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
          2.8 No General Solicitation; Placement Agent’s Fees. Neither the Company, nor, to the Company’s knowledge, any of its Affiliates, nor any person acting on its or, to the Company’s knowledge, on their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Shares. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, or brokers’ commissions relating to or arising out of the issuance of the Shares pursuant to this Agreement. The Company shall pay, and hold Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorney’s fees and out-of-pocket expenses) arising in connection with any such claim for fees (other than for persons engaged by, or on behalf of, Investor or its agents or investment advisors) arising out of the issuance of the Shares pursuant to this Agreement.

          2.9 Private Placement. Neither the Company nor any person acting on the Company’s behalf has, directly or indirectly, at any time within the past six months, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and issuance by the Company of the Shares as contemplated hereby or (ii) cause the offering of the Shares pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of any Trading Market (as defined in the Registration Rights Agreement).
          2.10 Form S-3 Eligibility. The Company is eligible to register the Shares for resale by the Investor using Form S-3 promulgated under the Securities Act.
          2.11 Listing and Maintenance Requirements. The Company has not, in the twelve months preceding the date hereof, received written notice from any Trading Market on which its Common Stock is or has been listed or quoted to the effect that the Company is not in compliance with the listing or maintenance requirements of such Trading Market. The Company is in compliance with all such material listing and maintenance requirements.
          2.12 Registration Rights. Except as disclosed in or contemplated by the SEC Reports, the Company has not granted or agreed to grant to any person any rights (including “piggy-back” registration rights) to have any securities of the Company registered with the SEC or any other governmental authority. The Investor acknowledges that certain stockholders of the Company may be entitled to exercise piggy-back registration rights in connection with the registration of the resale of the Shares.
     3. Representations and Warranties of the Investor. Investor hereby represents and warrants that:
          3.1 Organization, Good Standing and Qualification. Investor is a corporation duly organized, validly existing and in good standing under the laws of Ireland and has all requisite corporate power and authority to carry on its business as now conducted and as proposed to be conducted.
          3.2 Authorization. All corporate action on the part of Investor, its officers and directors necessary for the authorization, execution and delivery of this Agreement, the performance of all obligations of Investor hereunder has been taken or will be taken prior to the Closing, and this Agreement constitutes a valid and legally binding obligation of Investor enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the enforcement of creditors’ rights generally and (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies.
          3.3 Shares Received Entirely for Own Account. The Shares to be received by Investor will be acquired for investment for Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Investor further represents that Investor does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. Investor represents that it has full power and authority to enter into this Agreement.
          3.4 Investment Experience. Investor acknowledges that it is able to fend for itself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. Investor also represents it has not been organized for the purpose of acquiring the Shares.
          3.5 Accredited Investor. Investor is an “accredited investor” within the meaning of SEC Rule 501 of Regulation D, as presently in effect.
          3.6 Restricted Securities. Investor understands that the Shares it is purchasing are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such Shares may be resold without registration under the Securities Act, only in certain limited circumstances. In this connection, Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.
          3.7 Further Limitations on Disposition. Without in any way limiting the representations set forth above or the obligations set forth in Section 4.1, Investor further agrees not to make any disposition of all or any portion of the

Shares unless and until the transferee has agreed in writing for the benefit of the Company to be bound by Sections 3.7, 4.2, 4.3 and 5 of this Agreement, if applicable, and:
               (a) There is then in effect a Registration Statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such Registration Statement; or
               (b) (i) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a reasonably detailed statement of the circumstances surrounding the proposed disposition, and (ii) if reasonably requested by the Company, such Investor shall have furnished the Company with an opinion of counsel (which may be Investor’s inside counsel), in form and substance reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act. It is agreed that the Company will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances.
          3.8 Legends. It is understood that the certificates evidencing the Shares may bear one or all of the following legends:
               (a) “These securities have not been registered under the Securities Act of 1933, as amended. They may not be sold, offered for sale, pledged or hypothecated in the absence of a registration statement in effect with respect to the securities under such Act or an opinion of counsel satisfactory to the Company that such registration is not required or unless sold pursuant to Rule 144 of such Act.”
               (b) “These securities are subject to certain transfer restrictions contained in a certain Stock Issuance Agreement dated December 10, 2008, as amended from time to time, a copy of which may be obtained from the corporation without charge.”
               (c) Any legend required by any applicable state securities laws.
     To the extent that such legends are no longer applicable, the Company shall cause its transfer agent to remove the legends upon request by Investor.
     4. Covenants of Investor.

               4.1 Transfer Restriction. Investor hereby agrees that during the time period commencing as of the Initial Closing until fifteen (15) months following the Initial Closing (with such time period being referred to as the “Initial Restricted Period”), that neither it nor any Affiliate shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Shares at any time during the Initial Restricted Period. Investor hereby also agrees that during the time period commencing as of the date on which the Company provides notice to the Investor that a Milestone Event has occured (the “Milestone Share Issuance Date”) until six (6) months following that date (with each such time period being referred to as a “Milestone Restricted Period” for the applicable Milestone Shares issued within such period only), that neither it nor any Affiliate shall, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any of the Milestone Shares during the applicable Milestone Restricted Period. In order to enforce the foregoing covenant, the Company may impose legends with respect to the Shares held by Investor (and the Shares of every other person subject to the foregoing restriction) until six (6) months following the Initial Closing or the applicable Milestone Share Issuance Date; provided that the Company may impose stop transfer instructions and Investor shall continue to be subject to the transfer restrictions set forth herein through the entire Initial Restricted Period or applicable Milestone Restricted Period. Following the last day of the last Milestone Restricted Period, any restrictions under this Section 4.1 shall terminate and be of no further force and effect.4,2 Standstill Provisions. Subject to the following, for a period of two (2) years commencing as of the Initial Closing, Investor (including all Affiliates) shall not acquire beneficial ownership of any shares of Common Stock of the Company, any securities convertible into or exchangeable for Common Stock, or any other right to acquire Common Stock, except by way of stock dividends or other distributions or offerings made available to holders of Common Stock generally (collectively, “Company Stock”), from the Company or any other person or entity, without the prior written consent of the Company, which consent may be withheld in its sole discretion; provided, however, that (i) in no event shall the issuance of Shares pursuant to this Agreement constitute a violation of this Section 4.2; (ii) in the event that following the expiration of the applicable periods set forth in Section 4.1 Investor sells a portion of the Shares, Investor may purchase up to the same number of Shares it has sold (provided that Investor provides notice to the Company within three (3) working days following any such purchase); and (iii) the provisions of this Section 4.2 shall be inoperative and of no force or effect if a Competing Transaction occurs with respect to the Company. “Competing Transaction” shall mean that a person (as defined by Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (“Person”)), other than Cosmo or its affiliates and other than the Company or its subsidiaries: (A) enters into an agreement providing for the merger or consolidation, or any similar transaction, involving the Company in which, following consummation of such transaction, substantially all of the persons or entities who, immediately prior to such transaction, had beneficial ownership of 50% or more of the voting power of the Company do not continue to beneficially own at least 50% of the voting power of the combined entity and do not have the ability to elect a majority of the directors of the combined entity, (B) enters into an agreement providing for the purchase or other acquisition of, or purchases or otherwise acquires, more than 40% of the assets of the Company, (C) enters into an agreement providing for the purchase or other acquisition of, or purchases or otherwise acquires, beneficial ownership of securities representing 40% or more of the voting power of the Company, (D) commences a tender offer or exchange offer with respect to securities representing 40% or more of the voting power of the Company, or (E) enters into an agreement or commences a proxy solicitation in which the Person would acquire the ability to elect a majority of the Board of Directors of the Company.
          4.3 Market Stand-off. The Investor hereby agrees that during the period of duration not to exceed 180 days specified by the Company and an underwriter of capital stock of the Company, following the effective date of a registration statement pursuant to which the Company is offering securities under the Securities Act, it shall not, to the extent requested by the Company and such underwriter (and provided the same restriction is agreed to by the officers and directors of the Company), directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale but excluding private placements in reliance on the so-called “4(1-1/2)” exemption under the Securities Act), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Shares until the end of such period.
          4.4 Breach of License Agreement. In the event that Investor notifies the Company of the occurrence of a material breach by the Company in accordance with the terms of the License Agreement which breach is not rectified in the opinion of Investor in accordance with the terms of the License Agreement, then the restrictions set forth in Section 4.1 shall terminate and be of no further force and effect. The Company agrees to remove any existing stop transfer instruction if such breach is not rectified in the opinion of Investor.The Company would reserve the right to challenge such determination of a breach under the License Agreement..
     5. Additional Notification. Investor agrees to provide the Company with oral or written notice at least three (3) working days before buying shares of Common Stock, selling, offering to sell, contracting to sell (including, without limitation, any short sale), granting any option to purchase or otherwise transferring or disposing of any of the Shares and shall provide the Company with the reasonable opportunity to bid on any such Shares.
     6. Company Covenants.
          6.1 Reports Under Exchange Act. With a view to making available to the Investor the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell the Shares to the public without registration, the Company agrees to: (a) make and keep public information available, as those terms are understood and defined in Rule 144, at all times; (b) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and (c) furnish to the Investor, so long as the Investor owns any Shares, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC which permits the selling of any Shares without registration.
          6.2 Rights Plans. The Company will amend its Rights Agreement dated as of November 12, 2004, as amended April 19, 2006, in the form previously provided to the Investor.

     7. Miscellaneous.
          7.1 Survival of Warranties. The warranties, representations and covenants of the Company and Investor contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Investor or the Company.
          7.2 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any of the Shares sold hereunder). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          7.3 Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware as applied to agreements among Delaware residents entered into and to be performed entirely within Delaware.
          7.4 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          7.5 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
          7.6 Notices. Any notice authorized or required to be given under the terms of this Agreement shall be given by facsimile transmission or international courier sent to:
If to the Company:
Santarus, Inc.
3721 Valley Centre Drive, Suite 400
San Diego, California 92130
Attn: Legal Affairs Department
Fax: +01 (858) 314-5702

If to Investor:
Cosmo Technologies Limited
4243 Amiens Street
Dublin 1
Ireland
Attention: Office Manager
Fax: +353 1 8230718
               (or such other address as the addressee may previously by notice to the other Party have stipulated). Notices shall be deemed to be given in the case of a facsimile transmission when sent provided it is confirmed by international courier sent not later than the next business day and in the case of international courier upon receipt by the other Party.
          7.7 Finder’s Fee. Each party agrees to indemnify and to hold harmless the other party from any liability for any commission or compensation in the nature of a finders’ fee (and the costs and expenses of defending against such liability or asserted liability) for which the indemnifying party or any of its officers, partners, employees or representatives is responsible.
          7.8 Expenses. Irrespective of whether the Closing is effected, each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.
          7.9 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively but only if so expressly stated), only with the written consent of the Company and Investor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any securities purchased under this Agreement at the time outstanding, each future holder of all such securities, and the Company.
          7.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provisions were so excluded and shall be enforceable in accordance with its terms.
          7.11 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party regarding the subject matter hereof and thereof in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.
          7.12 Replacement of Securities. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Company for any losses in connection therewith, including a customary and reasonable bond, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.
          7.13 Adjustments in Share Numbers and Prices. In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Agreement to a number of shares or a price per share shall be amended to appropriately account for such event.
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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

The Company: Santarus, Inc.
By:	/s/ Giuseppe Cipriano
Title: CEO

Investor: Cosmo Technologies Limited
By:	/s/ Gerald T. Proehl
Title: President and CEO